Exhibit 10.2
2011 Deferred Compensation Plan for Non-Employee Directors
1.    On or before the end of each calendar year, each non-employee member of the Board of Directors may elect to receive his or her cash compensation for Board or committee service, exclusive of reimbursed expenses, that becomes payable in the following calendar year, in the form of restricted stock unit awards (“Special RSU Awards”) issued under the Second Amended and Restated Tree.com, Inc. 2008 Stock and Annual Incentive Plan (the “Plan”) or any successor thereto. Such election must be in writing and received by the Secretary of the Company no later than 5 p.m. Eastern time on the last business day of a calendar year, and once made, such election will be irrevocable for the following calendar year. For the avoidance of doubt, neither making nor declining to make the election described above will affect the portion of non-employee director compensation payable generally in the form of restricted stock unit awards. Each such election will affect only the immediately following calendar year, and a further election will be required for subsequent calendar years (in each case, received as set forth above on or before the last business day of the immediately prior calendar year).
2.    Each newly elected or appointed non-employee member of the Board (excluding any member of the Board that may change status from employee to non-employee) may make the election described above for the same calendar year during which his or her appointment occurs, provided such election is in writing and received by the Secretary of the Company no later than 5 p.m. Eastern time on the last business day that is no more than thirty (30) days after the date of election or appointment. Once given, such election will be irrevocable for the calendar year in which it is made and each such election will affect only such calendar year. A further election will be required for subsequent calendar years (in each case, received as set forth in the paragraph above on or before the last business day of the immediately prior calendar year).
3.    For the avoidance of doubt, neither making nor declining to make an election to receive Special RSU Awards in lieu of cash will affect the portion of non-employee director compensation payable generally in the form of restricted stock unit awards.
4.    If a non-employee director makes the election described above, such director will be entitled to receive on the date of the Company’s annual meeting of shareholders during the following calendar year (the “Reference Date”), a Special RSU Award for a number of shares equal to the amount of the cash compensation otherwise due to such director on the Reference Date divided by the closing price of the Company’s common stock reported on NASDAQ, or if the Company’s common stock is not traded on NASDAQ, the closing price reported on another trading market determined by the Compensation Committee to be appropriate, on the Reference Date. If no closing price is reported on the Reference Date, the last closing price reported prior to such date shall be used for the foregoing calculation. Such Special RSU Award shall vest in full on the Reference Date; provided that such Special RSU Award shall be not be granted if recipient has terminated his or her service with the Board prior to or effective on the Reference Date; provided further that the vesting of each such Special RSU Award shall be accelerated in full upon a Change in Control as defined in the Plan, as interpreted by the Compensation Committee. Each Special RSU Award shall otherwise be subject to the terms of the Notice of Restricted Stock Unit Award Granted Under the Plan in the form previously approved by the Compensation Committee, or any successor form intended for awards to non-employee directors that the Compensation Committee may approve in the future.
5.    The Compensation Committee will approve Special RSU Awards no later than its first regularly scheduled meeting on or after each applicable Reference Date.

The undersigned do hereby consent that the actions set forth in the foregoing preambles and resolutions shall have the same force and effect as though unanimously adopted at a duly called and convened meeting on the last date indicated below, and the undersigned do hereby direct that a copy hereof be filed as part of the permanent records of the Company. Facsimile signatures hereto shall have the same force and effect as original signatures, and may be provided in counterparts.

Date signed                     Peter Horan

Date signed	W. Mac Lackey (Member of Compensation Committee)

Date signed                     Douglas Lebda

Date signed                     Joseph Levin

Date signed	Patrick L. McCrory (Member of Nominating and Compensation Committees)

Date signed	Lance C. Melber (Member of Nominating and Compensation Committees)

Date signed                     Steven Ozonian